  February 27, 2025 Archer Aviation Inc. 190 West Tasman Drive San Jose, California 95134 Re: Registration Statement on Form S-3 Ladies and Gentlemen: As counsel to Archer Aviation Inc., a Delaware Corporation (the “Company”), we deliver this opinion with respect to certain matters in connection with the offering by the Company of up to $13,700,000 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”) to be issued pursuant to that certain fee and retainer letter (the “Agreement”), dated as of February 11, 2025, by and between the Company and Pico International (LA) Inc. and its affiliates. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-279289) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 10, 2024 and declared effective on May 16, 2024 (the registration statement at the time it was declared effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”) under the Securities Act, including the prospectus dated May 16, 2024 included therein (the “Base Prospectus”) as supplemented by the final prospectus supplement dated February 12, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company (the “Opinion Certificate”). We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

Archer Aviation Inc. February 27, 2025 Page 2 In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination. The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect (the “Applicable Laws”). We express no opinion with respect to any other laws. We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy. Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the following opinion: 1. the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s board of Directors and the pricing committee thereof (the “Board”), will be validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. [Concluding Paragraph Follows on Next Page]

Archer Aviation Inc. February 27, 2025 Page 3 This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein. Very truly yours, /s/ Fenwick & West LLP_____ FENWICK & WEST LLP